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                                                                   Exhibit 10.11

                     EARNINGS PARTICIPATION AWARD AGREEMENT

         THIS EARNINGS PARTICIPATION AWARD AGREEMENT, dated March 6, 2003 (the "Agreement"), is made between Avatar Holdings Inc., a Delaware corporation (the "Company") and Jonathan Fels (the "Participant").

1. AWARD. Pursuant to the provisions of the (i) Avatar Holdings Inc. Executive Incentive Compensation Plan, as the same may be amended, modified and supplemented from time to time (the "Executive Plan") the Committee (with respect to the Cash Award (as defined below) such term shall have the meaning set forth in the Executive Plan) hereby awards to the Participant, on the date hereof, subject to the terms and conditions of the Executive Plan and subject further to the other provisions herein set forth, the Cash Award and (ii) Amended and Restated Avatar Holdings Inc. 1997 Incentive and Capital Accumulation Plan, as the same may be amended, modified and supplemented from time to time (the "1997 Plan" and together with the Executive Plan, collectively the Plans) the Committee (with respect to the Stock Award (as defined below) such term shall have the meaning set forth in the 1997 Plan) hereby awards to the Participant, on the date hereof, subject to the terms and conditions of the 1997 Plan and subject further to the terms and conditions and other provisions herein set forth, the Stock Award if, as of an applicable Performance Goal Test Date (as defined below), the Performance Goal (as defined below) applicable to a Cash Award or the Stock Award, as the case may be, is satisfied.

2. CERTAIN DEFINITIONS.

         (a) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plans.

         (b) Each reference contained in this Agreement to:

                  "Actual Gross Profit Amount" shall mean the Company's cumulative Gross Profit during the Performance Period.

                  "Business Plan" shall mean the Company's business plan for the period commencing on January 1, 2003 and ending on December 31, 2007, in such form that the Compensation Committee approved on or prior to the date hereof.

                  "Common Stock" shall mean common stock, par value $1.00 per share, of the Company.

                  "Cash Award" shall mean, with respect to each fiscal year during the Performance Period ending on a Performance Goal Test Date, a cash payment equal to, the excess, if any, of (x) two percent (2%) of the Gross Profit earned by the Company for such fiscal year, over (y) the Minimum Gross Profit Level for such fiscal year.

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                  "Excluded Amounts" shall mean, with respect to a fiscal year of the Company, as at any date of determination, an amount equal to the dollar amount of any Gross Profit attributable to Harbor Islands and the Rio Rico Excluded Properties for such fiscal year.

                  "Fair Market Value" shall mean the average of the closing prices of the Common Stock for the fifteen trading days ending with and including the measuring date if the Common Stock is readily tradeable on a national securities exchange, the National Association of Securities Dealers Automated Quotation System or other national market system, provided, however, if such exchange or system is not open for business on any day during such period or the Common Stock was not traded on any day during such period, the Fair Market Value shall be determined as of the most recent fifteen trading days ending with and including the measuring date on which such exchange or system shall have been open for business and the Common Stock was traded, and if the Common Stock is not readily tradable as set forth above, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

                  "Gross Profit" shall mean, with respect to a fiscal year of the Company, the excess, if any, of (x) the sum of (i) the amount set forth in the Company's audited Consolidated Statements of Operations as set forth in the Company's annual report on Form 10-K (the "Income Statement") for such fiscal year with respect to the line item "Net income (loss)" plus (ii) the amount, if any, set forth in the Company's Income Statement for such fiscal year with respect to the line item "Income tax expense (benefit)", to the extent that there is "Income tax expense" less (iii) the amount, if any, set forth in the Company's Income Statement for such fiscal year with respect to the line item "Income tax expense (benefit)", to the extent that there is "Income tax (benefit)" plus (iv) the amount(s), if any, set forth in the Company's Income Statement for such fiscal year relating to any income tax expense included in any income or (loss) attributable to the discontinued operations and/or extraordinary items set forth in the Income Statement less (v) the amount(s), if any, set forth in the Company's Income Statement for such fiscal year relating to any income tax (benefit) included in any income or (loss) attributable to such discontinued operations and/or extraordinary items set forth in the Income Statement, over (y) the Excluded Amounts for such fiscal year.

                  "Harbor Islands" shall mean the development and/or sale of the Company's property in Hollywood, Florida, generally known by the Company as parcels 1, 8 and 9 at "Harbor Islands."

                  "Minimum Cumulative Gross Profit Level" shall mean that as of the Last Day of the Performance Period (x) the Actual Gross Profit Amount is greater than (y) the Target Gross Profit Amount.

                  "Minimum Gross Profit Level" shall mean the Gross Profit set forth opposite each fiscal year ending on the dates set forth below:

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
 FISCAL YEAR END                           GROSS PROFIT
 ---------------                           ------------
December 31, 2003                          $10,000,000
December 31, 2004                          $12,000,000
December 31, 2005                          $14,400,000
December 31, 2006                          $17,280,000
December 31, 2007                          $20,736,000

                  "Payment Date" shall have the meaning ascribed to such term in
         Section 3(c).

                  "Performance Goal" shall mean (i) in the case of the Cash Award, the achievement of the Minimum Gross Profit Level in any fiscal year, ending on December 31, during the Performance Period and (ii) in the case of the Stock Award, the achievement of the Minimum Cumulative Gross Profit Level for the entire Performance Period.

                  "Performance Goal Test Date" shall mean with respect to the Cash Award, December 31 of each year within the Performance Period and with respect to the Stock Award, the Last Day of the Performance Period.

                  "Performance Period" shall mean the period commencing January 1, 2003 and ending on December 31, 2007 (December 31, 2007, being the "Last Day of the Performance Period").

                  "Rio Rico Excluded Properties" shall mean those parcels of land not suitable for development in accordance with the Company's current Business Plan due to environmental factors located in the Company's property in Rio Rico, Arizona, generally known by the Company as "Rio Rico".

                  "Stock Award" shall mean a grant of a number of shares of Common Stock having a Fair Market Value on the Payment Date equal to two percent (2%) of the excess, if any, of (x) the Actual Gross Profit Amount over (y) the Target Gross Profit Amount.

                  "Target Gross Profit Amount" shall mean $186,956,000.

3. TERMS AND CONDITIONS. The Cash Award and the Stock Award (together the "Awards") evidenced by this Agreement are subject to the following terms and conditions:

         (a) The payment of performance based compensation described herein is contingent upon the achievement of the Performance Goal applicable to a Cash Award or the Stock Award, as the case may be.

         (b) Subject to Section 4 hereof (i) the Participant shall be entitled to receive a payment pursuant to the Cash Award, if the applicable Performance Goal is satisfied on the applicable Performance Goal Test Date on the related Payment Date and (ii) the Participant shall be entitled to receive the Common Stock pursuant to the Stock Award, if the applicable Performance Goal is satisfied on the applicable Performance Goal Test Date on the related Payment Date.

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         (c) The applicable Committee shall determine whether a Performance Goal has been met as of the applicable Performance Goal Test Date and, (i) if it has, shall so certify in writing and ascertain the amount of cash to be paid, if any, or Common Stock to be issued, if any, to the Participant and (ii) if it has not, shall so certify in writing with a brief explanation as to why the Committee has determined that such Performance Goal has not been met. Payments of cash, if any, or the issuance of Common Stock, if any, pursuant to the Awards shall be made to the Participant, in each case within 30 days following the filing with the Securities and Exchange Commission of an annual report on Form 10-K (which contains audited financial statements) for the year ended as of the applicable Performance Goal Test Date (each such date being a "Payment Date").

         (d) Notwithstanding anything to the contrary contained in this Agreement, in the event of a Change in Control (as defined in the 1997 Plan) of the Company, this Agreement shall terminate and be of no further force and effect and the Participant shall no longer be entitled to receive (i) any cash payments pursuant to the Cash Award for any period after the end of the previous Performance Period or (ii) an issuance of shares of Common Stock pursuant to the Stock Award, provided, however, that with respect to the fiscal year in which such Change in Control occurs, the Committee shall have the discretion to award in an equitable manner, based on the financial results of the Company to the date of the consummation of the Change in Control (as determined by the Committee in its sole discretion in consultation with the Company's advisors), a pro rata portion of the Cash Award for the fiscal year in which the Change in Control is consummated. The determination of the Committee as to any partial award shall be final and binding on all parties, including the Participant and the Company.

4. CAP ON COMPENSATION. Notwithstanding anything to the contrary herein, the maximum payment of cash pursuant to the Cash Award or the issuance of Common Stock pursuant to the Stock Award to the Participant hereunder shall be subject to the limitations in the Plans and the Participant's employment agreement with the Company or a subsidiary thereof, each as may be amended from time to time.

5. TERMINATION OF EMPLOYMENT.

         (a) Subject to Section 3 hereof:

                  (i) if the Participant's employment with the Company is terminated by the Company for "cause" (as defined below) or by the Participant, prior to any Performance Goal Test Date, for other than "good reason" (as defined below), in addition to any other consequences of such termination provided for by this Agreement or any other agreement, notwithstanding Section 3 hereof, Participant shall forfeit any right to cash payments or Common Stock issuances pursuant to this Agreement from and after the date of such termination;

                  (ii) if the Participant's employment with the Company is terminated by the Company other than for "cause" or by the Participant for "good reason," the Participant shall be entitled to continue to receive such cash payments or Common Stock

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issuances as would otherwise be made pursuant to this Agreement as though the
Participant's employment had not been terminated; and

                  (iii) if the Participant dies while employed by the Company or in the event the Participant's employment with the Company is terminated by the Company by reason of the Participant's "disability" (as defined below), notwithstanding Section 3 hereof:

                           (A) the Participant shall be entitled to receive only
that portion of any cash payments or Common Stock issuances otherwise payable pursuant to Section 3(c) hereof following such termination, equal to the product of (x) a fraction (which in no event shall exceed one (1)) the numerator of which is the number of completed whole months elapsed after the first day of the Performance Period to the date of death or disability, as the case may be, and the denominator of which is the number of whole months from the first day of the Performance Period until the applicable Performance Goal Test Date and (y) the amount of any cash payments or Common Stock issuances that would have been payable pursuant to Section 3(c) hereof if the Participant remained an employee of the Company through and including the Last Day of the Performance Period; provided, however, that with respect to cash payments pursuant to the Cash Award, the Participant shall only be eligible to receive a cash payment for the fiscal year in which the Participant's employment was terminated for death or disability, as the case may be, and the Participant shall not be eligible for any additional cash payments; and

                           (B) the Participant will have no right to any other
payments hereunder.

                  Any payments shall be made to the Participant (or the executor or administrator of the deceased Participant's estate or the person or persons to whom the deceased Participant's rights shall pass by will or the laws of descent or distribution, as applicable) no later than the relevant Payment Date.

         (b) For purposes of Section 5(a) hereof, the terms "cause", "good reason" and "permanent disability", shall have the meanings ascribed to such terms in the Participant's employment agreement with the Company or a subsidiary thereof, as the case may be, as amended from time to time; provided, however, if the Participant is no longer employed pursuant to an employment agreement but is continuing in employ, such terms shall have the meanings ascribed to such terms in the employment agreement last in effect.

6. FORFEITURE UPON BREACH OF RESTRICTIVE COVENANTS. Notwithstanding anything to the contrary set forth in this Agreement, if the Participant breaches any provision relating to the Participant's covenant to keep information confidential, not to compete, not to solicit or similar restrictive covenant contained in the Participant's employment or other agreement with the Company or any of its subsidiaries (after the expiration of any notice and cure period), then in addition to any other rights or remedies arising from or relating to such breach the Participant shall forfeit any right to

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any cash payments or Common Stock issuances pursuant to this Agreement from and after the date of such breach.

7. TAXES. Any cash payment pursuant to a Cash Award or Common Stock issuance pursuant to the Stock Award shall be net of any amounts required to be withheld pursuant to applicable federal, state, local and foreign tax withholding requirements. The Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant as the Committee shall prescribe.

8. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not confer upon the Participant any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Participant's employer to terminate the Participant's employment at any time for any reason or no reason.

9. NO OBLIGATION TO PURSUE PROJECT. This Agreement shall in no way obligate the Company to pursue any projects, developments or sales of any assets, and the Company may limit, abandon or change any projects, developments or sales of any assets at any time in its sole discretion and the Company shall have no obligation to take any action or provide any financing with respect to any projects, developments or sales of any assets.

10. UNSECURED CREDITOR STATUS; NO PARTNERSHIP. The Participant shall rely solely upon the unsecured promise of the Company, as set forth herein, for payment hereunder, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatsoever owned by the Company, or in which the Company may have any right, title, or interest, nor at any time in the future. This Agreement is an agreement to pay compensation for services provided by the Participant and is not a partnership or joint venture and is not intended to create a partnership or joint venture between the Company and the Participant or any other person. The Participant shall take no position inconsistent with this characterization.

11. ASSIGNMENT; SUCCESSORS.

         (a) The Cash Award, Stock Award and any interest of the Participant in any such awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of. Any attempt to transfer any such Awards in contravention of this Section 11(a) is void ab initio. The Awards shall not be subject to execution, attachment or other process.

         (b) The Company's rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company. The term

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"successor" shall mean, with respect to the Company or any of its subsidiaries, any other corporation or other business entity which, by merger, consolidation, purchase of assets, or otherwise, acquires all or a material part of the assets of the Company.

         (c) In the event of the Participant's death, the Participant's rights and obligations hereunder shall be binding upon and inure to the benefit of the Participant's heirs and legal representatives.

12. CONSTRUCTION. The Plans and this Agreement will be construed by and administered under the supervision of the applicable Committee in such Committee's sole and absolute discretion, and all determinations of such Committee will be final and binding on the Participant.

13. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to the Participant at the last address specified in the Participant's employment records, or such other address as the Participant may designate in writing to the Company, or
(ii) to the Company, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134 Attention: Chief Executive Officer, with a copy to the Company's Corporate Secretary, or such other address as the Company may designate in writing to the Participant.

14. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

16. INCORPORATION OF PLANS. Each of the Plans is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plans, as the Plans may be amended from time to time.

17. STOCKHOLDER APPROVAL OF 1997 PLAN. In the event that the requisite number of shares of Common Stock reserved for issuance under the 1997 Plan to issue the Common Stock pursuant to the Stock Award are not available, the Company shall undertake to submit an amendment to the 1997 Plan (the "1997 Plan Amendment"), which increases the number of shares available for issuance thereunder to satisfy the Company's obligations pursuant to the Stock Award for approval by stockholders at an annual meeting or meetings (or at a special meeting or special meetings) after it is determined that additional shares of Common Stock are needed for issuance pursuant to the Stock Award. The Participant agrees that the failure of the Company's stockholders to approve the 1997 Plan Amendment (and any adverse financial consequences to Participant resulting therefrom) shall not constitute a "good reason" under the Participant's employment with Company or any subsidiary of the Company.

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18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

19. MISCELLANEOUS. This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                                  AVATAR HOLDINGS INC.

                                           By: /s/ Gerald D. Kelfer
                                               ---------------------------------
                                               Name:  Gerald D. Kelfer
                                               Title: Chief Executive Officer

                                               /s/ Jonathan Fels
                                               ---------------------------------
                                                   Jonathan Fels

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